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                                                                    EXHIBIT 23.3


          CONSENT OF BARRY MORGAN & COMPANY, P.C., INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 18, 1998, with respect to the 1997 financial statements of National Telemanagement Corporation and Subsidiary included in the Registration Statement (Form S-1) and related Prospectus of Illuminet Holdings, Inc. for the registration of 4,192,262 shares of its common stock.


                                        Barry Morgan & Company P.C.

Dallas, Texas
July 14, 2000